Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eiger BioPharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-235655, 333-221972, 333-212114, and 333-203153) on Form S-3 and the registration statements (Nos. 333-230287, 333-224872, 333-219936, 333-211009, 333-203154, and 333-193662) on Form S-8 of Eiger BioPharmaceuticals, Inc. of our report dated March 13, 2020, with respect to the consolidated balance sheets of Eiger BioPharmaceuticals, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 annual report on Form 10-K of Eiger BioPharmaceuticals, Inc.

/s/ KPMG LLP

San Francisco, California

March 13, 2020